Exhibit 99.1

News Release

Navajo Nation Council Rescinds Committee Resolution,
Nullifying Subcommittee Discussions with Uranium Resources

Centennial, CO — July 23, 2014 — Uranium Resources, Inc. (NASDAQ: URRE) reports that the Navajo Nation Council yesterday rescinded the Navajo Nation Resources and Development Committee’s (RDC) December 2013 resolution that acknowledged the Company’s right of access and surface use at its Churchrock Project and created a subcommittee to draft terms of an agreement to define mutual benefits for the Navajo Nation and Uranium Resources. The Navajo Nation Council vote ruled that the RDC resolution and creation of the subcommittee were improper under Navajo Nation rules.

The Company was engaged with the RDC subcommittee in the Company’s continuing demonstration of good faith with the Navajo Nation. The Company has right-of-way and surface and mineral access rights under the 1929 Deed as the successor-in-interest to the Santa Fe Pacific Railroad Company. The Churchrock in-situ recovery project and certain other properties in New Mexico are licensed by the U.S. Nuclear Regulatory Commission to produce up to three million pounds of uranium per year. There is no change to the Temporary Access Agreement between the Navajo Nation and the Company for the Company to access its Churchrock properties.

The Company anticipates continuing to communicate with the Navajo Nation regarding this matter.

About Uranium Resources

Uranium Resources, Inc. was incorporated in 1977 to explore, develop and recover uranium. Uranium Resources controls minerals rights encompassing approximately 200,000 acres in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world. The Company has two licensed processing facilities and properties in Texas, and an NRC license to recover up to three million pounds of uranium per year using the in situ recovery (ISR) process at certain properties in New Mexico. The Company acquired these properties over the past 25 years, along with an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Contact:

Wendy Yang

Investor Relations

(303) 531-0470

info@uraniumresources.com

www.uraniumresources.com

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the status, access and future development of the Churchrock Project, the timing of any negotiation and agreement with the Navajo Nation, and the timing or occurrence of production at the Company’s properties are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the outcome of negotiations with the Navajo Nation; the Company’s ability to raise additional capital in the future; spot price and long-term contract price of uranium; the Company’s ability to reach agreements with current royalty holders; operating conditions at the Company’s projects; government and tribal regulation of the uranium industry and the nuclear power industry; world-wide uranium supply and demand; maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; unanticipated geological, processing, regulatory and legal or other problems the Company may encounter; and other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.